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                                                                     EXHIBIT 2.1








                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                E.PIPHANY, INC.,

                         TROUT ACQUISITION CORPORATION,

                                       AND

                               eCLASS DIRECT, INC.



                                 APRIL 13, 2000





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                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 13, 2000, by and among E.piphany, Inc., a Delaware corporation ("Buyer"), Trout Acquisition Corporation, a California corporation ("Merger Sub"), and wholly owned subsidiary of Buyer, and eClass Direct, Inc., a California corporation ("Company").

                                    RECITALS

        A. The Boards of Directors of Company, Buyer and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, at the Effective Time (as defined in Section 2.1), the outstanding shares of Common Stock of Company ("Company Common Stock") and preferred Stock of Company ("Company Preferred Stock", and collectively with Company Common Stock, "Company Capital Stock") shall be converted into the right to receive the Merger Consideration (as defined in Section 2.6(a)) upon the terms and subject to the conditions set forth herein.

        C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

        D. Concurrent with the execution and delivery of this Agreement, as a material inducement to Buyer and Merger Sub to enter into this Agreement, all of the shareholders who are officers or directors of Company and all of the shareholders of Company affiliated with such directors or officers of Company are entering into a Shareholder Voting Agreement with Buyer.

        NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

        1. Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

               1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

               1.2 "Alliant Fees" shall mean the fees to be paid by Company to Alliant Partners in connection with the Merger.

               1.3 "Ancillary Documents" shall mean the agreements, instruments and certificates that are exhibits to this Agreement.



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               1.4 "Average Buyer Common Stock Price" shall mean the average of the per share closing price of Buyer Common Stock as quoted on the NASDAQ National Market System for the twenty (20) consecutive days ending two trading days (such average to include the closing price per share of Buyer Common Stock of the first day of such two trading days) immediately prior to date hereof, that is $147.3938.

               1.5 "Buyer Common Stock" shall mean shares of common stock of Buyer.

               1.6     "Capital Stock Consideration" shall mean $107,999,996.

               1.7 "Capital Stock Exchange Ratio" shall mean the quotient obtained by dividing (x) Capital Stock Consideration by (y) Total Capital Stock Share Number and further by (z) Average Buyer Common Stock Price.

               1.8 "Closing Date" shall have the meaning set forth in Section
2.2 hereof.

               1.9 "Commission" shall mean the United States Securities and Exchange Commission.

               1.10 "Company Transaction Fees" shall mean the fees and expenses to be paid by Company fees in connection with the Merger, including, but not limited to, the fees owing to Company's counsel, and accountants, but specifically excluding $25,000 of the Info Comm Fee and the entirety of the Alliant Fees.

               1.11 "Escrow Shares" shall mean the number of shares equal to the value (based on the Average Buyer Common Stock Price) of ten (10) percent of the Total Consideration.

               1.12 "Excess Transaction Fees" shall mean the amount of the Company Transaction Fees in excess of $600,000.

               1.13 "Governmental Entity" means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, official, organization, and any court or other tribunal).

               1.14 "Info Comm Fee" shall mean the license fee of $500,000 due upon exercise of the "option to expand license" prior to the Closing Date pursuant to the Software License and Maintenance Agreement dated December 12, 1997 between Mark Pizzolato (Info Comm) and Company, as amended on the date hereof, of which (i) $475,000 shall be paid as a Company Transaction Fee and
(ii) $25,000 shall be paid as restricted shares of Company Common Stock pursuant to Section 6.19 hereof.

               1.15 "material" shall mean with respect to any entity or group of entities any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities.



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               1.16 "Material Adverse Effect" shall mean with respect to Buyer or Company, as the case may be, any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations, or prospects of such entity or group of entities, as the case may be, taken as a whole, but shall not include any of the following in and of themselves, either alone or in combination: (i) any effect or change occurring as a result of (A) general economic or financial conditions or (B) other developments that are not unique to Buyer or Company, as the case may be, but also affect other persons who participate or are engaged in the lines of business in which Buyer or Company, as the case may be, participates or is engaged (ii) any change in or effect on the business, financial condition, assets (including intangible assets) or results of operations of Buyer or Company, as the case may be, following the date of this Agreement resulting from a delay or, reduction in or cancellation or change in the terms of purchases from or other transactions with a person or any of its subsidiaries, demonstrated to be proximately caused by the pendency or announcement of this Agreement or the transactions contemplated hereby, to the extent so proximately caused; (iii) failure in itself, but not any cause thereof, of Buyer's or Company's, as the case may be, results of operations to meet any internal or external predictions, projections, estimates or expectations; or (iv) as to Buyer only, change in market price or trading volume of Buyer Common Stock.

               1.17 "Preferred Exchange Ratios Discrepancy" shall mean the exchange ratio amount representing the difference of (i) the Preferred Liquidation Preference Average Exchange Ratio from (ii) the Preferred Liquidation Preference Closing Exchange Ratio.

               1.18 "Preferred Liquidation Cash Discrepancy" shall mean the cash amount representing the difference of (i) the product obtained by multiplying the Preferred Liquidation Preference Average Exchange Ratio by the Preferred Liquidation Preference Closing Price from (ii) $6.00.

               1.19 "Preferred Liquidation Preference Average Exchange Ratio" shall mean the quotient obtained by dividing (x) $6.00 by (y) the Preferred Liquidation Preference Average Price.

               1.20 "Preferred Liquidation Preference Closing Exchange Ratio" shall mean the quotient obtained by dividing (x) $6.00 by (y) the Preferred Liquidation Preference Closing Price.

               1.21 "Preferred Liquidation Preference Average Price" shall mean the average of the per share closing price of Buyer Common Stock as quoted on the NASDAQ National Market System for the thirty (30) consecutive days ending on the trading day three (3) business days prior to the Closing Date.

               1.22 "Preferred Liquidation Preference Closing Price" shall mean the per share closing price of Buyer Common Stock as quoted on the NASDAQ National Market System on the day immediately prior to the Closing Date.



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               1.23 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               1.24 "Total Capital Stock Share Number" shall mean the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including the shares of Company Common Stock issuable upon (i) conversion of all outstanding shares of Company Preferred Stock and (ii) exercise of all outstanding vested and unvested options and any other rights to acquire shares of Company Capital Stock, immediately prior to the Effective Time.

               1.25   "Total Consideration" shall mean $110,000,000.

        2.     The Merger.

               2.1 The Merger. Subject to the provisions of this Agreement and in accordance with the California General Corporation Law (the "CGCL"), Merger Sub shall be merged with and into Company. The Merger shall become effective (the time of such effectiveness referred hereto as the "Effective Time") upon the filing of an Agreement of Merger in the form attached hereto as Exhibit A (the "Agreement of Merger") with the Secretary of State of the State of California. On the Closing Date (as defined in Section 2.2), the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger with the Secretary of the State of California. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the Surviving Corporation. Company as the Surviving Corporation is hereinafter sometimes referred to as the "Surviving Corporation."

               2.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two
(2) business days, after the satisfaction or waiver of each of the conditions set forth in Section 7 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301, or at such other location as the parties hereto agree.

               2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

               2.4    Certificate of Incorporation; Bylaws.

                      (a) At the Effective Time, the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by such Articles of Incorporation and the CGCL.



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                      (b) The Bylaws of Merger Sub, as in effect immediately
prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by such Bylaws of the Surviving Corporation and the CGCL. 2.5 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

               2.6    Merger Consideration; Effect on Capital Stock.

                      (a) Conversion of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Company, Merger Sub or Company's shareholders (the "Shareholders"), each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.6(b) hereof and any Dissenting Shares (to the extent provided in Section 2.10 hereof)) will be canceled and extinguished and shall be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in and subject to Section 2.7, the following (the "Merger Consideration"):

                             (i) Each share of Company Capital Stock shall have
the right to receive the number of shares of Buyer Common Stock equal to the Capital Stock Exchange Ratio.

                             (ii) In addition to the Merger Consideration set
forth in clause (i) above, each share of Company Preferred Stock (as adjusted for any stock dividends, combinations or splits) shall have the right to receive the following:

                                    (A) To the extent that the product obtained
by multiplying the Preferred Liquidation Preference Average Exchange Ratio by the Preferred Liquidation Preference Closing Price is less than $6.00, then the Preferred Liquidation Preference Average Exchange Ratio plus the Preferred Exchange Ratios Discrepancy; provided, however, that the Buyer, at its sole option, may pay the Preferred Liquidation Cash Discrepancy rather than the Preferred Exchange Ratios Discrepancy; and

                                    (B) To the extent that the product obtained
by multiplying the Preferred Liquidation Preference Average Exchange Ratio by the Preferred Liquidation Preference Closing Preference Price is equal to or greater than $6.00, then (A) the Preferred Liquidation Preference Average Exchange Ratio or (B) $6.00 in cash, between which Buyer may choose to give at its sole option.

                      (b) Cancellation of Company Capital Stock Owned by Buyer. At the Effective Time, each share of Company Capital Stock owned by Buyer or any direct or indirect wholly owned subsidiary of Buyer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                      (c) Common Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time



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shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                      (d) Adjustments to Exchange Ratios. The Capital Stock Exchange Ratio, the Preferred Liquidation Preference Average Exchange Ratio, and the Preferred Liquidation Preference Closing Exchange Ratio shall each be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

                      (e) Fractional Shares. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof each Shareholder of Company Capital Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Buyer Common Stock Price. The fractional share interests of each Shareholder shall be aggregated, so that no Shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Buyer Common Stock.

                      (f) Assumption of Options. At the Effective Time, each outstanding option ("Company Option"), whether vested or unvested, granted under the Company's 1998 Stock Option Plan (the "Company Stock Plan") shall be deemed to constitute an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the Company Option, a number of shares of Buyer Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Capital Stock Exchange Ratio (with the resulting number of shares being rounded to the nearest whole share), at a price per share of Buyer Common Stock equal to the option exercise price (rounded up to the nearest whole cent) of the Company Option divided by the Capital Stock Exchange Ratio; provided, however, that in the case of any Option to which Section 422 of the Code applies ("Incentive Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code.

                      (g) Escrow. Notwithstanding the provisions in this Section 2.6, subject to and in accordance with the provisions of Section 9 hereof, Buyer shall cause to be deposited in Escrow (as defined in Section 9.1(a) below), within two (2) business days after the Closing Date, the Escrow Shares for purposes set forth in Section 9 of this Agreement.

               2.7    Surrender of Certificates.

                      (a) Exchange Agent. Fleet National Bank shall act as exchange agent (the "Exchange Agent") in the Merger.



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                      (b) Irrevocable Instruction to Issue Shares. At the
Closing, the Exchange Agent shall confirm that Buyer has given it an irrevocable instruction to issue shares of Buyer Common Stock after the Effective Time pursuant to the applicable terms of this Agreement.

                      (c) Buyer to Provide Common Stock and Cash. Within five
(5) business days after the Effective Time, Buyer shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Section 2 through such reasonable procedures as Buyer may adopt (i) certificates evidencing the shares of Buyer Common Stock issuable pursuant to Section 2.6(a) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time, less the Escrow Shares to be deposited into an escrow fund pursuant to the requirements of Section 2.6(g) and Section 9 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.6(e) (collectively, (i) and (ii) shall be referred to as the "Exchange Fund").

                      (d) Exchange Procedures. Within five (5) business days after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive shares of Buyer Common Stock (and cash in lieu of fractional shares) pursuant to
Section 2.6, (i) a letter of transmittal (which, among other customary terms and terms in accordance and consistent with the provisions of Section 2, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent), the form of which shall be approved by Company, (ii) such other customary documents as may be required pursuant to such instructions, and (iii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Buyer Common Stock to which the holder is entitled pursuant to Section 2.6(a) less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Sections 2.6(g) and 9 hereof, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(e), and (C) cash (without interest) in respect of fractional shares as provided in Section 2.6(e) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Buyer Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.6.

                      (e) Company Restricted Stock. Notwithstanding the foregoing, to the extent that any holder of unvested shares of Company Common Stock subject to a right of repurchase by Company ("Company Restricted Stock") outstanding immediately prior to the Effective Time, and as to which after the Effective Time Buyer will be assigned such Company's



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rights pursuant to Section 6.14, and subject to the surrender of the Certificate or Certificates representing such shares of the Company Restricted Stock in accordance with the foregoing terms of this Section 2.7, the portion of the Merger Consideration payable in exchange for such shares of Company Restricted Stock shall be held by the Exchange Agent until the expiration of the right of repurchase to which such shares of Company Restricted Stock were subject and Buyer shall cause the Exchange Agent to pay such amounts to the former holder of the Company Restricted Stock from time to time and at such time as such right of repurchase expires.

                      (f) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.7(d)) with respect to such shares of Buyer Common Stock.

                      (g) Transfers of Ownership. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock thereafter on the records of the Company. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock is in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

                      (h) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the Shareholders of Company one year after the Effective Time shall be delivered to Buyer, upon demand, and any Shareholders of Company who have not previously complied with this Section 2.7 shall thereafter look only to Buyer for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Buyer Common Stock.

                      (i) No Liability. Notwithstanding anything to the contrary in this Section 2.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      (j) Dissenting Shares. The provisions of this Section 2.7 shall also apply to Dissenting Shares (defined in Section 2.10) that lose their status as such, except that the obligations of Buyer under this Section 2.7 shall commence on the date of loss of such status and



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the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to
Section 2.6 hereof.

               2.8 No Further Ownership Rights in Company Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

               2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 2.6; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct and will indemnify it against any claim that may be made against Buyer, the Surviving Corporation and/or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

               2.10 Dissenters' Rights. Dissenting Shares, if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the CGCL. Company shall give Buyer prompt notice of any demand received by Company to require Company to purchase shares of Common Stock of Company, and Buyer shall have the right to direct (in consultation with Company prior to the Closing Date) and to participate in all negotiations and proceedings with respect to such demand. Company agrees that, except with the prior written consent of Buyer, which Buyer shall not unreasonably withhold or delay, or as required under the CGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of CGCL, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Buyer shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Company Capital Stock, the Merger Consideration to which such shareholder would otherwise be entitled under
Section 2.6 and the Agreement of Merger less the Merger Consideration allocable to such shareholder that has been deposited in the Escrow Fund (as defined in Section 9.1(a)) in respect of such shares of Company Common Stock pursuant to
Section 2.6(g) and Section 9 hereof.



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               2.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and shall be accounted for as a "purchase."

               2.12 Taking of Necessary Action; Further Action. Each of Buyer, Merger Sub and Company will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

        3. Representations and Warranties of Company. Company hereby represents and warrants to Buyer that the statements contained in this Section 3 are true and correct, except as set forth in the disclosure schedule delivered by Company to Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3 and shall qualify only the corresponding paragraph in this Section 3 and any other Section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other Section.

               3.1 Organization, Standing and Power. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. Company has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Company, each as amended to date, to Buyer. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Company does not have, nor has it ever had, any subsidiaries.

               3.2 Authority. Company has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company subject only to the approval of the Merger by Company's shareholders as contemplated by Section 6.2. The affirmative vote of the holders of a majority of the shares of each of the Company Common Stock and Company Preferred Stock, voting separately as classes, outstanding on the record date for the Written Consent of Shareholders relating to this Agreement, is the only vote of the holders of any of Company's Capital Stock necessary under the Articles of Incorporation, as amended to date, and the CGCL



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to approve this Agreement and the transactions contemplated hereby. The Board of
Directors of Company (i) has unanimously approved this Agreement, the Agreement of Merger, and the Merger and determined that in its opinion the Merger is in the best interests of the Shareholders and is on terms that are fair to such Shareholders and (ii) will recommend that the Shareholders approve this Agreement, the Agreement of Merger, and the Merger. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument to which Company is a party or by which its assets or properties are bound or any permit, concession, franchise, license, judgment, order, decree, or, to Company's knowledge, any statute, law, ordinance, rule or regulation applicable to Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger in California as provided in Section 2.1; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

               3.3 Governmental Authorization. Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of Company's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Company.

               3.4 Financial Statements. Company has delivered to Buyer its unaudited financial statements for the fiscal years ended December 31, 1999 and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at and for the two-month period ended February 29, 2000 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared, to the best knowledge of Company, in accordance with generally accepted accounting principles (except that the Financial Statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly and accurately present the consolidated financial condition and operating results of Company as of the dates, and for the periods, indicated therein, (subject to normal year-end audit adjustments). Company maintains and will continue, prior to the Effective Time, to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles consistent with prior practice.

               3.5 Capital Structure. The authorized capital stock of Company consists of 10,000,000 shares of Company Common Stock, of which there are 4,041,417 issued and outstanding shares as of the close of business on April 6, 2000 and 583,334 shares of Company Preferred Stock, of which there are issued on the date hereof 333,334 shares of Series A Preferred Stock. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. Company maintains the Company Stock Plan, pursuant to which there are outstanding on April 6, 2000 708,896 options to purchase shares of Company Common Stock and has reserved an additional 257,750 shares of the Company Common Stock for issuance pursuant to options to be granted to employees, consultants and directors of Company. Section 3.5 of the Company Disclosure Schedule sets forth a schedule delivered by Company to Buyer of a true and complete list as of April 6, 2000 of
(i) all holders of outstanding Company Options under the Company Stock Plan, including the number of shares of Company Common Stock subject to each such Company Option, the vesting schedule, the exercise price per share and the terms of each such Company Option and (ii) all holders of Company Restricted Stock, including the vesting schedule, the number of shares subject to repurchase by the Company, and terms of each Company Restricted Stock. The Company shall provide the information on the Company's capital structure contained in the foregoing paragraph in this Section 3.5 which is updated as of the date hereof within five (5) days after the date hereof. Except for the rights disclosed in
Section 3.5 of the Company Disclosure Schedule and subject to the changes due to the updating of information as set forth in the preceding sentence, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Company Capital Stock (i) between or among Company and any of its Shareholders and (ii) between or among any of its Shareholders. All shares of outstanding Company Capital Stock were issued in compliance with all applicable federal and state securities laws.

               3.6 Absence of Certain Changes. Since February 29, 2000, (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Company; (ii) any acquisition, sale or transfer of any material asset of Company other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company, other than in the ordinary course of business and as provided to Buyer, or any material amendment or termination of, or default under, any material contract to which Company is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Company to any of its directors or employees other than customary cost-of-living and customary merit increases in the ordinary course of business consistent with past practice or (viii) any negotiation or agreement by Company to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Company Capital Stock.

               3.7 Absence of Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended February 29, 2000 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement. Notwithstanding the foregoing, Company has made available or delivered to Buyer a list of all of its accounts payable (invoiced or otherwise) and other liabilities outstanding as of the date hereof.

               3.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company, threatened against Company or any of its properties or any of its officers or directors (in their capacities as such) or, to the knowledge of Company's officers, any reasonable basis therefor. There is no judgment, decree or order against Company, or, to the knowledge of Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company. All litigation to which Company is a party (or, to the knowledge of Company, threatened to become a party) is disclosed in the Company Disclosure Schedule.

               3.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted by Company.

               3.10   Intellectual Property.

                      (a) For purposes of this Agreement, "Intellectual Property" means:

                             (i) all issued patents, reissued or reexamined
patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                             (ii) all published or unpublished nonprovisional
and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                             (iii) all copyrights, copyrightable works,
semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                             (iv) trademarks, registered trademarks,
applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names, logos, registered logos and applications for registration of logos (collectively, "Trademarks"); and

                             (v) all technology, ideas, inventions, designs,
proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes.

                      (b) Company owns and has good and marketable title to, or possess legally enforceable rights to use, all Intellectual Property used in the business of Company as currently conducted by Company. The Intellectual Property owned by or licensed to Company collectively constitutes all of the Intellectual Property necessary to enable Company to conduct its business as such business is currently being conducted.

                      (c) With respect to each item of Intellectual Property incorporated into any product of Company or otherwise used in the business of Company (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 per item on standard terms and conditions, as modified for Company's operations) ("Company Intellectual Property"), Section 3.10(c) of the Company Disclosure Schedule lists:

                             (i) all Issued Patents and Patent Applications and
all registered trademarks, and trademark applications and all registered copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                             (ii) the following agreements relating to each of
the products of Company (the "Company Products") or other Company Intellectual
Property: all (A) agreements granting any right to distribute or sublicense a Company Product on any exclusive basis, (B) any exclusive licenses of Intellectual Property to or from Company, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Company for $10,000 or more, (D) joint development agreements, (E) any agreement by which Company grants any ownership right to any Company Intellectual Property owned by Company, (F) any purchase order relating to Company Intellectual Property, (G) any option relating to any Company Intellectual Property, and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Company Products.

                      (d) Section 3.10(d) of the Company Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Company is a party and pursuant to which Company is authorized to use any Intellectual Property owned by any third party excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 per item on standard terms and conditions as modified for Company's operations ("Third Party Intellectual Property"). Company has not been subject to an audit by the Software Publishers Association as to any of its Third Party Intellectual Property.

                      (e) There is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of Company. Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or license agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Buyer or its counsel. There are no royalties, fees or other payments payable by Company to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

                      (f) Company has not breached, or received in writing any claim or threat that it has breached (i) any license, sublicense or other agreement (the "License Agreements") to which it is a party relating to Company Intellectual Property or Third Party Intellectual Property involving more than $10,000 in consideration in each such case, or (ii) any License Agreement in such a manner as would permit any other party to cancel or terminate the same (with or without notice of passage of time) or would provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims) from Company or give rise to a right of acceleration of any material obligation or loss of any material benefit under any such License Agreement, which could reasonably be expected to have a Material Adverse Effect on Company. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene or conflict with the Surviving Corporation's right to own or use any Company Intellectual Property in the manner used by Company without any infringement of any third-party rights in any Intellectual Property.

                      (g) All patents, registered trademarks, service marks and copyrights held by Company are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Company is not infringing, misappropriating or making unlawful use of any Intellectual Property owned or used by any third party (except that with respect to any third-party patents, such warranty is limited to Company's knowledge), and Company has received no notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or, to the knowledge of Company, threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. Company has not brought a proceeding alleging infringement of Company Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                      (h) All current and former officers and employees of Company who have or had access to Company's Intellectual Property have executed and delivered to Company an agreement regarding the protection of proprietary information and the assignment to Company of any Intellectual Property arising from services performed for Company by such persons, the form of which has been supplied to Buyer, and such form contains no exceptions or exclusions from the scope of its coverage. All current and former consultants and independent contractors to Company involved in the development or modification of Company's products (including those involved in supporting those products), and/or Company Intellectual Property have executed and delivered to Company an agreement in the form delivered to Buyer, and such form contains no exceptions or exclusions from the scope of its coverage. To Company's knowledge, no employee or independent contractor of Company is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Company. No current or former officer, director, shareholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Company Intellectual Property.

                      (i) Company has taken commercially reasonable and customary measures and precautions as necessary to protect and maintain the confidentiality of all Company Intellectual Property (except such Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all material Intellectual Property it owns or uses. Company has not disclosed, either directly or through a third party, Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Company to third parties for use or appropriation by such third parties except pursuant to the terms of a written agreement between Company and such third parties and, to Company's knowledge, no disclosure, use or appropriation by or for a third party has occurred, either through Company or through a third party, without Company's consent. All use, disclosure or appropriation by Company of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

                      (j) No product liability claims have been communicated in writing to or, to the knowledge of Company, threatened against Company.

                      (k) A complete list of each of the Company Products and Company's proprietary software currently in present commercial release ("Company Software"), is set forth in Section 3.10(k) of the Company Disclosure Schedule. The Company Software and Company Products conform in all material respects to any published specification, documentation, or performance standards developed or made available by Company, provided with respect thereto by or on behalf of Company.

                      (l) Company is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property. Company is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Company of the Company Intellectual Property or Company Products.

                      (m) All of Company's products in the versions which are in present commercial release, as listed on Section 3.10(k) of the Company Disclosure Schedule (i) accept input and provide output of data involving dates or portions of dates before, during and after January 1, 2000 in a consistent, defined, disclosed and unambiguous manner as to the appropriate century, (ii) manage, store, manipulate, sort, sequence and perform calculations with respect to data involving dates or portions of dates before, during and after January 1, 2000, consistently and accurately, (iii) recognize, to the extent that such products contain functionality which requires the recognition of leap years generally, the year 2000 as a leap year and (iv) operate continuously without material error, malfunction or interruption caused by or resulting from the change of the centuries from 1999 to 2000, and will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 (collectively, "Year 2000 Compliant").

                      (n) To Company's knowledge, all of Company's Information Technology (as defined below) is Year 2000 Compliant, and has not caused a material interruption in the ongoing operations of Company's business as it is presently conducted. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Company in the conduct of its business.

               3.11 Interested Party Transactions. Company is not indebted to any director, officer, employee or agent of Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company. There have been no transactions which would require disclosure if Company were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

               3.12 Minute Books. The minute books of Company made available to Buyer contain a complete and accurate summary of actions taken by the board of directors and the Shareholders, whether at a meeting or by written consent since the time of incorporation of Company through the date of this Agreement, except for such actions, if any, the omission of which is not material to Company, its Shareholders or its business, and reflect all transactions referred to in such minutes accurately in all material respects.

               3.13 Complete Copies of Materials. Company has delivered or made available true and complete copies of each document which separately, or together with other documents, is material to the legal and accounting review of Company and its subsidiaries which has been requested by Buyer or its counsel in connection with such legal and accounting review.

               3.14 Material Contracts. All the Material Contracts (as hereafter defined) to which Company is a party are listed in Section 3.14 of the Company Disclosure Schedule hereto. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect, and to Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, including, without limitation, any and all organizations, affiliates, subsidiaries, and/or any other third parties to which Company is providing services pursuant to a Material Contract, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect with respect to Company immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither Company nor, to Company's knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Company or, to Company's knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement. Company is not a party to any oral contract, agreement or other arrangement. "Material Contract" means any contract, agreement or commitment to which Company is a party (i) involving more than $10,000 in consideration in each such case, or (ii) which if breached by Company in such a manner as would permit any other party to cancel or terminate the same (with or without notice of passage of time) or would provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Company or give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment which, if exercised, could reasonably be expected to have a Material Adverse Effect on Company.

               3.15 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Company, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Company Balance Sheet Date, Company has continued to replenish inventories in a normal and customary manner consistent with past practices. Company has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Company, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Company is not under any liability or obligation with respect to the return of any material item of inventory in the possession of wholesalers, retailers or other customers.

               3.16 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set-offs or counter claims.

               3.17 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 5% of Company's gross revenues during the 12 month period preceding the date hereof and no supplier of Company, has canceled or otherwise terminated, or made any written threat to Company to cancel or otherwise terminate its relationship with Company or has at any time on or after the Company Balance Sheet Date, decreased materially its services or supplies to Company in the case of any such supplier, or its usage of the services or products of Company in the case of such customer, and to Company's knowledge, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Company or to decrease materially its services or supplies to Company or its usage of the services or products of Company, as the case may be.

        Section 3.17 of the Company Disclosure Schedule sets forth all customers which individually account for 5% or more of Company's gross revenues during the 12 month period (the "Revenue Period") preceding February 29, 2000, specifically setting forth opposite such customers' respective names (i) their gross revenue amounts during such Revenue Period and (ii) the percentage of gross revenues attributable to such customers during such Revenue Period.

               3.18 Employees and Consultants. Section 3.18 of the Company Disclosure Schedule or a letter previously delivered by Company to Buyer contains a list of the names of all present employees and consultants of Company and their respective salaries or wages, other compensation and dates of employment or engagement.

               3.19 Title to Property. Company has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or materially interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of Company that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Company are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. All leases to which Company is a party are in full force and effect and are valid, binding and enforceable on Company and, to Company's knowledge, on the other party, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Buyer. Company owns no real property.

               3.20   Environmental Matters.

                      (a)    The following terms shall be defined as follows:

                             (i) "Environmental Laws" shall mean any applicable
foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (defined below), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

                             (ii) "Hazardous Materials" shall mean any material,
chemical, compound, substance, mixture, or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws (defined above) as a "hazardous constituent," "hazardous substance," "hazardous material," "acutely hazardous material," "extremely hazardous material," "hazardous waste," "hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," or "contaminant," or any other formulation or terminology intended to classify or identify substances, constituents, materials, or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including, without limitation, ignitability, corrosivity, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term "Hazardous Materials" shall include, without limitation, any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate, or by-product.

                      (b) Company is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased, or occupied by Company at any time (collectively, "Company's Facilities;" such properties or facilities currently used, leased, or occupied by Company are defined herein as "Company's Current Facilities"), and no discharge, emission, release, leak, or spill of Hazardous Materials has occurred at any of Company's Facilities which may or will give rise to liability of Company under Environmental Laws. To Company's knowledge, there are no Hazardous Materials (including, but not limited to, asbestos) present in the surface waters, structures, groundwaters, or soils of or beneath any of Company's Current Facilities. To Company's knowledge, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Company's Current Facilities. To Company's knowledge, no Company employee or other person has claimed that Company is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against

Company, or to Company's knowledge, threatened against Company, with respect to Hazardous Materials or Environmental Laws.

               3.21 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                      (a) Company has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Company or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                      (b) Company, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.21(a) and
(ii) will have withheld with respect to its employees all Taxes required to be withheld.

                      (c) There is no Tax deficiency outstanding or assessed or, to the best of Company's knowledge, proposed against Company that is not reflected as a liability on the Company Balance Sheet nor has Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (d) Company has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                      (e) Company is not a party to any tax-sharing agreement or similar arrangement with any other party, and Company has not assumed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

                      (f) Company's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Company has not been notified of any request for such an audit or other examination.

                      (g) Company has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

                      (h) Company has disclosed to Buyer (i) any Tax exemption, Tax holiday or other Tax sparing arrangement that Company has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate tax programs or policies affecting Company. Company is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

                      (i) Company has made available to Buyer copies of all Returns filed by Company for all periods since their inception.

                      (j)    Company has never filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Company.

                      (k) Company has never been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

                      (l) Company has not made any payments and is not required to make any payment that will not be fully deductible due to the provisions of
Section 162(m) of the Code.

               3.22   Employee Benefit Plans.

                      (a) Section 3.22 of the Company Disclosure Schedule contains a complete and accurate list of each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been sponsored, maintained, contributed to, or required to be contributed to by Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate), for the benefit of any person who performs or who has performed services for Company or with respect to which Company or ERISA Affiliate has or may have any liability or obligation (collectively, the "Company Employee Plans"). Section 3.22 of the Company Disclosure Schedule lists each Company Employee Plan that has been adopted or maintained by Company, whether formally or informally, for the benefit of employees outside the United States ("Company International Employee Plans"). There has been no amendment to, written interpretation or announcement by Company or ERISA Affiliate which would materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year included in Company's financial statements.

                      (b) Documents. Company has made available to Buyer true and complete copies of documents embodying each of the Company Employee Plans and related plan documents for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses, and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Company Employee Plan which is subject to ERISA reporting requirements, Company has provided copies of the Form 5500 reports filed for the last three (3) plan years. Company has furnished Buyer with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and nothing material has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

                      (c) Compliance. (i) Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) which are applicable to it, except as would not have, in the aggregate, a Material Adverse Effect; (ii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination, opinion advisory or notification letter, as applicable, to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter, if applicable, prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer; (iii) none of the Company Employee Plans promises or provides retiree medical benefits to any person other than as required by law,
(iv) there has been no "prohibited transaction," (other than exempt prohibited transactions) as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (v) neither Company nor any ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (vi) all contributions required to be made by Company or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued, in accordance with the Company's ordinary business procedures, for contributions to each Company Employee Plan as applicable for the current plan years; (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Company Employee Plan subject to ERISA, has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan; and (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.

                      (d) No Title IV or, Multiemployer Plan. Neither Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or otherwise incurred any obligation or liability (including without limitation, contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or
Section 412 of the Code. Neither Company nor any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

                      (e) COBRA, FMLA, HIPAA, CANCER RIGHTS. With respect to each Company Employee Plan, Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the Health Insurance Portability and Accountability Act ("HIPAA") and (iv) the Cancer Rights Act of 1998, except to the extent that such failure to comply with all such acts would not in the aggregate, have a Material Adverse Effect. Company has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

                      (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute bonus or benefits under any Company Employee Plan), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider (other than full or partial vesting as a result of the actions required under the Agreement). No benefit payable or which may become payable by Company pursuant to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would not be disallowed by reason of
Section 280G of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or Company (other than ordinary administration expenses typically incurred in a termination event).

                      (g) No International Employee Plans. Company does not now, nor has it ever, had the obligation to, maintain, establish, sponsor, participate in, or contribute to, any Company Employee Plan for the benefit of employees outside the United States.

                      (h) Medical Reimbursement Program. Company has not received any (i) written requests, (ii) or to the Company's knowledge, received any oral requests, for the summary plan description of the medical reimbursement program, (iii) or any request for further information concerning the medical reimbursement program which would have entitled employees to receipt of a summary plan description. Company has timely reimbursed employees for medical reimbursements in accordance with its normal procedures and policies under the program and no such reimbursements are due or owing under the program to eligible employees.

               3.23 Employee Matters. Company is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that neither has, nor reasonably would be expected to have, a Material Adverse Effect on Company. There are no proceedings pending or, to Company's knowledge, threatened, between Company, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings have, or would reasonably be expected to have, a Material Adverse Effect on Company, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Company's knowledge, threatened, against Company under any workers' compensation or long term disability plan or policy. Company is not a party to any collective bargaining agreement or other labor union contract, nor does Company know of any activities or proceedings of any labor union to organize its employees. Company has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation earned up through the date of this Agreement, except for those accrued and not yet due.

               3.24 Insurance. Section 3.24 of the Company Disclosure Schedule includes a summary description of all policies of insurance and bonds of any nature covering the assets, business, equipment, properties, operations, employees, officers and the directors of Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

               3.25 Compliance With Laws. Company has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

               3.26 Brokers' and Finders' Fees. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

               3.27 Bank Accounts. Section 3.27 of the Company Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Company maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

               3.28 Indemnification Claims. Section 3.28 of the Company Disclosure Schedule sets forth a list of all persons who are parties to director, officer and/or employee indemnification agreements with Company (the "Indemnification Agreements"). Except as set forth in Section 3.28 of the Company Disclosure Schedule, there are no outstanding claims under any of the Indemnification Agreements or under any indemnification rights granted pursuant to the Certificate of Incorporation or Bylaws of Company (as currently in effect).

               3.29 Power of Attorney. Company has not granted to any person a power of attorney or similar authorization that is currently in effect.

               3.30 Permit Application, Information Statement. The information supplied by Company for inclusion in the application (the "Permit Application") for issuance of a permit (the "Permit") pursuant to Section 25121 of the California Securities Act and information statement to be sent to the holders of Company Capital Stock to consider the Merger (such information statement as amended or supplemented is referred to herein as the "Information Statement"), will not, on the date the fairness hearing is held pursuant to Section 25142 of the California Securities Act (the "Fairness Hearing"), on the date the Information Statement is first mailed to the Shareholders, or at the Effective Time, contain any statement which at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Permit Application or the consent solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to Company or any of its respective affiliates, officers or directors should be discovered by Company which should be set forth in an amendment or a supplement to the Permit Application or the Information Statement, Company shall promptly inform Buyer and Merger Sub. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Buyer or Merger Sub which is contained in any of the foregoing documents.

               3.31 Representations Complete. None of the representations or warranties made by Company herein or in any Schedule or Exhibit hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        4. Representations and Warranties of Buyer. Except as otherwise set forth in the "Buyer Disclosure Schedule" provided to Company on or before the date hereof (the "Buyer Disclosure Schedule"), Buyer represents and warrants to Company that the statements contained in this Section 4 are true and correct as set forth below. The Buyer Disclosure Schedule shall be arranged in paragraphs contained in this Section 4 and shall qualify only the corresponding paragraph in this Section 4 and any other Section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other Section.

               4.1 Organization, Standing and Power. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Buyer and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer. Buyer has made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Buyer and Merger Sub, each as amended to date, to Company. Neither Buyer nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

               4.2 Authority. Buyer and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Buyer and Merger Sub. The Boards of Directors of Buyer and Merger Sub have (i) unanimously approved this Agreement and the Merger and (ii) determined that in their respective opinions the Merger is in the best interests of the shareholders of Buyer and Merger Sub, respectively. This Agreement has been duly executed and delivered by Buyer and Merger Sub and constitutes the valid and binding obligations of Buyer and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Buyer or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or any of their properties or assets. No consent approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by Buyer and Merger Sub or the consummation by Buyer and Merger Sub of the transactions contemplated hereby, except for (i) the Agreement of Merger in California as provided in Section 2.1, (ii) the filing by Buyer of an application for qualification by permit with the State of California pursuant to section 25121 of the California Securities Act, (iii) the filing, if any, of a Form 8-K with the Commission and National Association of Securities Dealers ("NASD"), (iv) the issuance of a permit qualifying the issuance of the Buyer Common Stock and the assumption of the Assumed Options after a Fairness Hearing before the California Department of Corporations, (v) the filing by Buyer of a registration statement on Form S-8 with the Commission, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (vii) the filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable upon conversion of the Company Common Stock in the Merger, and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Buyer and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

               4.3 Commission Documents; Financial Statements. Buyer has made available to Company all statements, reports, registration statements and other filings filed with the Commission by Buyer since July 14, 1999 ("EDGAR Filings"), and, prior to the Effective Time, Buyer will have made available to Company any additional EDGAR Filings prior to the Effective Time (collectively together with the documents described in the following sentence, the "Buyer Commission Documents") and will promptly make available to Company all exhibits to any additional Buyer Commission Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Buyer Commission Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Buyer nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Buyer Commission Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and none of the Buyer Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer Commission Document prior to the date hereof. Buyer has filed each Buyer Commission Document on or before the applicable filing deadline for such document and Buyer is not currently and, immediately prior to the Effective Time, will not be untimely in its filing of any document which is required to be filed with the Commission or otherwise not in compliance with any Commission filing or reporting requirement. The financial statements of Buyer, including the notes thereto, included in the Buyer Commission Documents (the "Buyer Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the Commission). The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring yearend adjustments). There has been no change in Buyer accounting policies except as described in the notes to the Buyer Financial Statements. Since the last filing by Buyer of either a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, whichever was filed later, there has been no event that has caused or resulted in or would cause or result in a Material Adverse Effect to Buyer.

               4.4 Capital Structure. The authorized capital stock of the Buyer is (i) 100,000,000 shares of Common Stock and (ii) no shares of preferred stock, and as of the close of business on March 15, 2000, 32,282,531 shares of Buyer Common Stock, and no shares of Buyer preferred stock, were issued and outstanding. There are no other outstanding shares of capital stock or voting securities of Buyer other than shares of Buyer Common Stock issued after March 15, 2000, upon the exercise of stock options under Buyer's Stock Option and Stock Purchase Plans (the "Buyer Plans"). The authorized capital stock of Merger Sub consists of 1000 shares of Common Stock, 1000 of which are issued and outstanding and all of which are held by Buyer. As of the close of business on February 29, 2000, Buyer has reserved 11,134,401 shares of Buyer Common Stock pursuant to the Buyer Plans, of which 4,061,994 shares are subject to outstanding, unexercised options. Except as set forth above, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Buyer or Merger Sub is a party or by which either of them is bound obligating Buyer or Merger Sub to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Buyer or Merger Sub or obligating Buyer or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and unassessable.

               4.5 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

               4.6 Permit Application; Information Statement. The information supplied by Buyer for inclusion in the Permit Application and the Information Statement, will not, on the date of the Fairness Hearing, on the date the Information Statement is first mailed to the Shareholders, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Permit Application or the consent solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to Buyer or any of its respective affiliates, officers or directors should be discovered by Buyer which should be set forth in an amendment or a supplement to the Permit Application or the Information Statement, Buyer shall promptly inform Company. Notwithstanding the foregoing, Buyer makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

               4.7 Representations Complete. None of the representations or warranties made by Buyer or Merger Sub herein or in any Schedule hereto, including the Buyer Disclosure Schedule, or certificate furnished by Buyer or Merger Sub pursuant to this Agreement, or the Buyer Commission Documents, or any written statement furnished to Company pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

               4.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Buyer, threatened against Buyer or any of its properties or any of its officers or directors (in their capacities as such) or, to the knowledge of Buyer's officers, any reasonable basis therefor. There is no judgment, decree or order against Buyer, or, to the knowledge of Buyer, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Buyer. All litigation to which Buyer is a party (or, to the knowledge of Buyer, threatened to become a party) and has not been disclosed in the EDGAR Filings, is disclosed in the Buyer Disclosure Schedule.

        5.     Conduct Prior To The Effective Time.

               5.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees, except to the extent that Buyer shall otherwise consent in writing, to carry on Company's or its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Company and its subsidiaries when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable best efforts consistent with past practice and policies to preserve intact Company's and its subsidiaries' present business organizations, keep available the services of Company's and its subsidiaries' present officers and key employees and preserve Company's and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired Company's and its subsidiaries' goodwill and ongoing businesses at the Effective Time. Company shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of Company or its subsidiaries and any material event involving Company or its subsidiaries. Except as expressly contemplated by this Agreement as set forth in Section 5.1 of the Company Disclosure Schedule, Company shall not, and shall not permit its subsidiaries to, without the prior written consent of Buyer:

                      (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice, except amend the Restricted Stock Agreements (as defined in Section 6.14 below) pursuant to Section 6.14 and Section 7.2(m) hereof.

                      (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                      (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                      (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Company Products or Company Intellectual Property;

                      (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                      (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt



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

securities or guarantee any debt securities of others. provided, however, that Company may allow holders of options under the Company Stock Option Plan to purchase Company Common Stock upon exercise thereof with interest bearing promissory notes;

                      (g) Agreements. Enter into, terminate or amend, in a manner which will adversely affect the business of Company (i) any agreement involving an obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell Company Products, or
(iii) any other agreement which is material to the business or prospects of Company;

                      (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

                      (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                      (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                      (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                      (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any Company Employee Plan or hire any new officer level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or increase the benefits, salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

                      (m) Severance Arrangements. Grant any severance or termination pay or benefits (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                      (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Buyer prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                      (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

                      (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

                      (q) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                      (r) Charter Documents. Amend its Articles of Incorporation or its Bylaws; or

                      (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (r) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

               5.2 Advice of Changes. Company will promptly advise Buyer in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material report and (ii) of any material adverse changes in Company's business, taken as a whole.

               5.3 No Solicitation. Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of
Section 8 hereof, Company shall not (nor shall Company permit, as applicable, any of Company's officers, directors, employees, Shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of Company's or its subsidiaries' business, properties or technologies, or any material amount of Company's Capital Stock or any of its subsidiaries' capital stock (whether or not outstanding), whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning Company's or its subsidiaries' business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any material part of Company Capital Stock, any of its subsidiaries' capital stock or assets of either the Company or the Subsidiary, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of Company or its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise. In the event that Company, or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, Company shall immediately notify Buyer, but not later than 24 hours thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
5.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

        6.     Additional Agreements.

               6.1    Preparation of Permit Application/Information Statement.

                      (a) As soon as practicable after the execution of this Agreement, Company shall prepare, with the full cooperation of Buyer, an Information Statement for the shareholders of Company to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Buyer Common Stock to be received by the holders of Company Capital Stock in the Merger. Buyer and Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Buyer and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Buyer, and Buyer will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company Shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Shareholders of Company. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Buyer or its affiliates or associates, the form and content of which information shall not have been approved by Buyer prior to such inclusion.

                      (b) As soon as practicable after the execution of this Agreement, Buyer shall prepare, with the full cooperation of Company, and file the Permit Application with the Department of Corporations of the State of California (the "Department"). Buyer and Company shall each use reasonable commercial efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Buyer and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Company will promptly advise Buyer, and Buyer will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Buyer shall not include in the Permit Application any information with respect to Company or its affiliates or associates, the form and content of which information shall not have been approved by Company prior to such inclusion.

                      (c) Notwithstanding the foregoing, Buyer and Company shall exercise reasonable commercial efforts to prepare and file the Permit Application and the Information Statement as an exhibit to the Permit Application within three (3) business days after the execution of this Agreement.

                      (d) Buyer shall schedule, with the cooperation of Company, the Fairness Hearing on the first date that is offered by the Department.

               6.2 Approval of Shareholders. Company shall promptly after the date hereof take all action necessary in accordance with the CGCL and its Articles of Incorporation and Bylaws to obtain by written consent, the approval of the Company shareholders of the Merger as soon as practicable after the Permit is issued. Subject to Section 6.1, Company shall use its reasonable best efforts to solicit from shareholders of Company the vote or consent in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

               6.3    Due Diligence; Access to Information.

                      (a) Company shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's and its subsidiaries' properties, personnel books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company and its subsidiaries as Buyer may reasonably request. Buyer shall likewise provide Company with reasonable access customarily associated with seller-side due diligence in connection with a merger where the merger consideration includes shares of the acquiring entity.

                      (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                      (c) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

               6.4 Confidentiality. The terms of that certain Confidentiality Agreement, previously executed by the parties as of February 25, 2000 (the "Confidentiality Agreement") shall remain in effect pursuant to its terms during the term hereof.

               6.5 Public Disclosure. Unless otherwise permitted by this Agreement, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD. The foregoing shall not be construed as prohibiting Company from indicating in general terms in response to inquiries from third parties concerning a potential acquisition that it is under a contractual obligation not to discuss such matters.

               6.6    Consents; Cooperation.

                      (a) Each of Buyer and Company shall promptly apply for or otherwise seek, and use reasonable efforts to obtain, all consents and approvals required to be obtained by it from Governmental Authorities for the consummation of the Merger and all necessary consents, waivers and approvals pursuant to an agreement listed in Sections 3.2, 3.3, 3.10, 3.14, 3.22 and 3.24 of the Company Disclosure Schedule (except for such agreements which are to be terminated at or before Closing pursuant to the terms hereof) and Section 4.2 of the Buyer Disclosure Schedule in connection with the Merger for the assignment thereof or otherwise.

                      (b) Notwithstanding anything to the contrary in Section 6.6(a), neither Buyer nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Buyer or on Buyer combined with the Surviving Corporation after the Effective Time.

               6.7 Exemption from Federal Registration; California Blue Sky. The parties expect that the Buyer Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof, and that the Buyer Common Stock and the assumption of the Assumed Options hereunder will be qualified under the California Securities Act, pursuant to Section 25121 thereof, after the Fairness Hearing has been held pursuant to the authority granted by Section 25142 of such California Securities Act. After the issuance of the Permit, each share of Buyer Common Stock shall be issued without any legend restricting the transfer of such shares except as relates to restrictions on the transfer of shares by Affiliates of Company and Buyer pursuant to Rule 144 itself or Rule 145 of the Securities Act, as applicable.

               6.8 Securityholder Agreement; Lock-Up. Company shall use its reasonable best efforts to cause each securityholder of Company receiving Buyer Common Stock as Merger Consideration and/or having Company Options converted into Assumed Options pursuant to the Merger (the "Securityholders"), prior to the Closing Date, to execute and deliver a

Securityholder Agreement in the form attached as Exhibit B hereto (the "Securityholder Agreement") and , if the Closing occurs on or prior to April 20, 2000, the "lock-up" agreement with Buyer and Credit Suisse First Boston, in the form attached as Exhibit A thereto (the "Lock-Up Agreement").

               6.9 Legal Requirements. Each of Buyer, Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

               6.10 Escrow Agreement. On or before the Effective Time, Buyer, Escrow Agent (defined below) and the Shareholders' Agent (as defined in Section 9 hereto) will execute the Escrow Agreement contemplated by Section 9 in the form attached hereto as Exhibit C ("Escrow Agreement").

               6.11 Assumed Options; Commission Filing. Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery under the Assumed Options. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Buyer Common Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as the Assumed Options remain outstanding. Notwithstanding the foregoing, Buyer shall exercise commercial reasonable efforts to effect the filing of such registration statement within ten (10) business days after the Closing Date.

               6.12 Reorganization. Buyer and Company shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code and Company shall obtain the opinion of its counsel contemplated by Section 7.3(c). Company shall make such representations as its counsel shall reasonably request to enable them to render such opinion.

               6.13 Listing of Additional Shares. Prior to the Effective Time, Buyer shall file with the NASDAQ National Market a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Plan assumed by Buyer to the effect that such shares may be traded immediately after the Effective Time.

               6.14 Assignment of Restricted Stock Repurchase Rights. With respect to any restricted stock purchase agreements entered into between the Company and the Shareholders which are listed on Schedule 6.14 and shall be amended pursuant to Section 7.2(m) and in accordance with the terms set forth in Exhibit D hereof (each in amended form a "Restricted Stock Agreement"), Company hereby assigns to Buyer, effective at the Effective Time, Company's right, pursuant to Section 11(c) of each such Restricted Stock Agreement, to repurchase unvested shares of Common Stock issued pursuant to such agreement.

               6.15 Expenses; Transaction Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that to the extent that the Merger closes, Buyer shall pay the Company Transaction Fees up to $600,000, of which $475,000 shall be allocated to payment of the InfoComm Fee. The parties agree that any Excess Transaction Fees which are payable towards Company's counsel shall be paid out-of-pocket by Mark Pizzolato, in his individual capacity, and Buyer shall not be responsible for any such payments. Any other Excess Transaction Fees that are not payable by Mark Pizzolato shall be paid out of the Escrow Fund (as defined in Section 9.1(a)) pursuant to Section 9 hereof, except without regard to, or application of, any provisions relating to the Basket Amount (as defined in Section 9.1) or the right by the Shareholders' Agent (as defined in
Section 9.7) to object pursuant to Section 9.5 hereof. Company shall cause the pre-Closing determination of the amount and source of any Excess Transaction Fees and provide such information to Buyer no less than three (3) business days prior to the Closing Date.

               6.16 Termination of SIMPLE IRA Participation. Company and its ERISA Affiliates, as applicable, each agrees to terminate its participation in the SIMPLE IRA sponsored and maintained by Company immediately prior to Closing. The Buyer shall receive from Company evidence that Company's and each ERISA Affiliate's (as applicable) participation in the SIMPLE IRA has been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Buyer), effective as of the day immediately preceding the Closing.

               6.17 Grant of Employee Options. In accordance with the letter of understanding (the "LOU") dated March 16, 2000 between Company and Buyer, Company shall have granted options to its employees and new hires to purchase up to an aggregate of 450,000 shares of Company Common Stock at an exercise price of no greater than $0.80 per share, the allocation of such grants which shall have been determined by Buyer (in consultation with the chief executive officer of Company). Such options shall be subject to standard terms, including vesting terms, under the Company Stock Plan.

               6.18 Participation in Buyer's Employee Benefit Plans. Following the Effective Time, Buyer and its ERISA Affiliates (as defined in Section 3.22(a) (collectively, "Buyer" for purposes of this Section 6.18), in its sole and absolute discretion, shall for at least one (1) full calendar year either:
(a) continue (or cause Surviving Corporation to continue) the Company Employee Plans (as defined in Section 3.22(a)) (the "Company Employee Plans") on substantially the same terms in the aggregate as in effect immediately prior to the Effective Time, or (b) arrange for each participant in the Company Employee Plans ("Company Participants") to participate in any substantially similar plans of the Buyer ("Buyer Plans"), on a plan-by-plan basis, on terms no less favorable than those offered to employees of Buyer, or (c) a combination of clauses (a) and (b). Each Company Participant who continues to be employed by Company, Buyer or any of its subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for purposes of eligibility to participate and vesting under the Buyer Plans for years of service with Company or its subsidiaries (or, if applicable, predecessor entities) prior to the Effective Time. Subject to the approval of any insurance carrier, which Buyer shall make its best efforts to obtain, and to the extent consistent with law and applicable tax qualification requirements, Buyer shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents and beneficiaries and shall provide them with credit for any co-payments, deductibles or similar expenses prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Buyer Plans in which they are eligible to participate after the Effective Time.

               6.19 Grant of Restricted Stock; Amendment of Engagement Letter. Promptly after the execution of this Agreement (but no later than three (3) business days therefrom and prior to the filing by Buyer of the Permit Application), for purposes of fully or partially satisfying payment obligations of Company towards the Info Comm Fee and the Alliant Fees, Company shall grant and issue to Mark Pizzolato (Info Comm) and Alliant Partners the number of restricted shares of Company Common Stock (the "Fees Restricted Stock") sufficient to (i) fully satisfy such obligations as regards Alliant Fee and (ii) $25,000 of the obligations of the Info Fee. Such Fees Restricted Stock shall (i) fully accelerate in terms of vesting as to any unvested portion and in its entirety immediately prior to the Effective Time of the Merger and (ii) be subject to a right of repurchase by Company upon the termination or this Agreement or otherwise the non-occurrence of he Merger. Concurrent with, or prior to, the grant and issuance of Fees Restricted Stock to Alliant Partners, Company shall cause Alliant Partners to agree in writing with Company (a copy of such agreement to be furnished to Buyer) that such grant and issuance shall amend and supersede any prior payment arrangements in connection with the Merger entered into between Alliant Partners and Company.

        7.     Conditions to the Merger.

               7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                      (a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted by the Shareholders of Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

                      (b) Fairness Hearing. Buyer and Company shall be satisfied that the Fairness Hearing shall have been held by the Department and a permit for the issuance of Buyer securities shall have been issued by the State of California.

                      (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or Commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either Buyer or on Buyer combined with the Surviving Corporation, after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                      (d) Governmental Approval. Buyer, Company and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, and under state blue sky laws, other than filings and approvals relating to the Merger on any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Buyer or the Surviving Corporation after the Effective Time.

                      (e) Blue Sky Law. Buyer shall have received all state securities or blue sky permits and other authorizations necessary to issue shares of Buyer Common Stock pursuant to the Merger.

               7.2 Additional Conditions to the Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Buyer:

                      (a) Representations, Warranties and Covenants. The representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be correct in all respects) as of the Closing Date (except for representations and warranties that speak specifically as of the date hereof or as of another specific date, which shall be true and correct as of such date) as though made on and as of the Closing Date and Buyer shall have received a certificate executed on behalf of Buyer by the chief executive officer and chief financial officer of Company to such effect.

                      (b) Performance of Obligations. Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing and Buyer shall have received a certificate executed on behalf of Company by the chief executive officer and chief financial officer of Company to such effort.

                      (c) Third Party Consents. All consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

                      (d) Conversion of Preferred Stock. All shares of Company Preferred Stock shall have been converted into shares of Company Common Stock.

                      (e) No Other Litigation. There shall not be pending any legal proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on Company or a Material Adverse Effect on
Buyer: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Buyer or any of its subsidiaries, or Company, any damages or other relief that would be material to Buyer; (c) seeking to prohibit or limit in any material respect Buyer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Company; or (d) which would affect adversely the right of Buyer or Company to own the assets or operate the business of Company.

                      (f) Escrow Agreement. Buyer, Escrow Agent and the Shareholders' Agent (as defined in Section 9 hereof) shall have entered into the Escrow Agreement.

                      (g) Non-Competition and Non-Solicitation Agreement. Each of Thomas Klenke and Mark Pizzolato shall have entered into a Non-Competition and Non-Solicitation Agreement, in the form attached as Exhibit E hereto, with Buyer.

                      (h) Securityholder Agreement; Lock-Up Agreement. Each of the Securityholders of Company shall have executed and delivered a Securityholder Agreement and, if the Closing occurs on or prior to April 20, 2000, a Lock-Up Agreement.

                      (i) Dissenters' Rights. Not more than five percent (5%) of the Company Capital Stock outstanding immediately prior to the Effective Time shall have voted against the Merger or shall otherwise be eligible as Dissenters' Shares.

                      (j) Legal Opinion. Buyer shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation substantially in the form of Exhibit F hereto.

                      (k) Termination of SIMPLE IRA. Company shall have taken the actions described in Section 6.16 to terminate Company's SIMPLE IRA Plan.

                      (l) No Adverse Development. There shall not have been any Material Adverse Effect to Company since the date of this Agreement.

                      (m) Amendment to Restricted Stock Agreement. Company and each of Mark Pizzolato and Thomas Klenke shall have executed and delivered their respective Amended Restricted Stock Agreement in accordance with the terms set forth in Exhibit D hereto.

                      (n) Transaction Fees. Company shall have provided the information as to amount and source of Excess Transaction Fees to Buyer in accordance with Section 6.15 hereof.

               7.3 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

                      (a) Representations, Warranties and Covenants. The representations and warranties of Buyer as set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be correct in all respects) as of the Closing Date (except for representations and warranties that speak specifically as of the date hereof or as of another specific date, which shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date and Company shall have received a certificate executed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect.

                      (b) Performance of Obligations. Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing and Company shall have received a certificate executed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to such effect.

                      (c) Tax Opinion. Company shall have received a written opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code.

                      (d) Listing of Additional Shares. The filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable upon conversion of Common Stock in the Merger and upon exercise of options under the Company Stock Plan assumed by Buyer shall have been made.

                      (e) Legal Opinion. Company shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP substantially in the form of Exhibit G hereto.

        8.     Termination, Amendment and Waiver.

               8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

                      (a) by the mutual written consent of Buyer and Company;

                      (b) by either Buyer or Company if the Merger shall not have been consummated by July 1, 2000, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

                      (c) by either Buyer or Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

                      (d) by Buyer or Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.1 or 7.2 (in the case of termination by Buyer) or Section 7.1 or 7.3 (in the case of termination by Company) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

               8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Buyer, Company, Sub or their respective officers, directors, or shareholders, except to the extent that such termination results from the breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.4, 6.17, 8.1, 10.3 and 10.7 shall remain in full force and effect and survive any termination of this Agreement.

               8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        9.     Escrow; Survival of Representations, Warranties and Covenants.

               9.1    Escrow Fund.

                      (a) At the Effective Time, the Shareholder will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Shares without any act of any Shareholders. Within two (2) business days after the Closing Date, the Escrow Shares shall be registered in the name of, and be deposited with, State Street Bank & Trust Company, N.A. (or such other institution selected by Buyer with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), the treatment of which shall be governed by the terms set forth herein ("Escrow"). The foregoing deposit of the Escrow Shares into an account established by the Escrow Agent shall constitute the escrow fund (the "Escrow Fund") and will be governed by the terms set forth herein. Buyer may not receive any proceeds from the Escrow Fund unless and until (i) one or more Officer's Certificates (as defined in Section 9.3 below) identifying

Damages (as defined in Section 9.2(b) below) in excess of $100,000 (the "Basket Amount") has or have been delivered to the Escrow Agent as provided in paragraph
9.4 below and which such Officer's Certificate(s) is not objected to by the Shareholders' Agent (as defined in Section 9.7 below) pursuant to Section 9.5 or
(ii) to the extent the Shareholders' Agent objects to such Officer's Certificate(s) pursuant to Section 9.5, the amount of such Damages has been determined to be in excess of the Basket Amount in the arbitration proceedings held pursuant to the terms of Section 9.6, in which either case Buyer shall be entitled to recover for all Damages so identified, including, without limitation, the Basket Amount. In the event Buyer declares dividends paid in stock with respect to the Escrow Shares ("Additional Escrow Shares"), such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares are delivered pursuant to this Section 9.1(a) and become a part of the Escrow Fund.

                      (b) Except for Additional Escrow Shares, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the former Shareholders on a pro rata basis based on the number of Escrow Shares contributed to the Escrow Fund by each former Shareholder. Each former Shareholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund on behalf of such former Shareholder so long as such Escrow Shares are held in Escrow and Buyer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in Escrow pursuant to this Agreement, the former Shareholder will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

               9.2    Indemnification.

                      (a) Survival of Representations, Warranties and Covenants. Buyer will be entitled to rely upon Company's representations, warranties and covenants set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate, schedule or exhibit delivered pursuant hereto. The obligations of Company with respect to such representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "Termination Date"), at which time the representations, warranties and covenants of Company set forth in this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto will terminate; provided, however, that thereafter Company will remain liable to the extent set forth below for Damages provided that a notice of such Damages has been delivered to such party on or before the Termination Date and until such time as such indemnity claim has been fully quantified and/or decided, settled or adjudicated.

                      (b) Indemnification by Company. Subject to the limitations set forth in this Section 9, the former Shareholders (collectively, the "Shareholder Indemnitors") will jointly and severally indemnify and hold harmless Buyer and its respective officers, directors, agents, attorneys and employees, and each Affiliate, (hereinafter referred to individually as an "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") from and against any and all any and all debts, obligations and other liabilities, losses, damages (including any diminution in value of Company or its assets and all actual, punitive and consequential damages), claims, fines, fees, penalties, interest obligations, deficiencies, and expenses

(including, without limitation, amounts paid in settlement, interest, court costs, reasonable out-of-pocket fees and expenses of investigators, attorneys, accountants, financial advisors and other experts, and other reasonable out-of-pocket expenses of litigation, whether or not such litigation is resolved against Buyer) (individually and collectively, "Damages") directly or indirectly arising from, or connected to, (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in this Agreement, the Company Disclosure Schedules or any schedule to this Agreement; or (ii) any claim by a third party, which if true, would constitute a misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in this Agreement, the Company Disclosure Schedules or any schedule to this Agreement.

                      (c) Maximum Indemnification. In the event the Shareholder Indemnitors shall have any liability for indemnification or otherwise (including without limitation, for breach of covenants or otherwise at law or equity) to any Buyer Indemnified Person under this Agreement, the sole satisfaction of such liability shall be from the Escrow Fund, provided however, that nothing in this Agreement shall limit the liability in amount, indemnification period or otherwise of Company or any Shareholder Indemnitor with respect to fraud or criminal activity, provided, however, that liability thereto shall be limited to the participation of any Shareholder Indemnitor in connection with such fraud or criminal activity and with any indemnification obligations to a Buyer Indemnified Person limited to such Shareholder Indemnitor.

               9.3    Escrow Period; Release From Escrow.

                      (a) The Escrow Period shall terminate upon the Termination Date, provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of Buyer, subject to the objection of the Shareholders' Agent (as defined in Section 9.7 below) and the subsequent arbitration of the matter in the manner provided in Section 9.6 hereof, is necessary or reasonably potentially necessary to satisfy any unsatisfied or unquantified claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period shall remain in the Escrow Fund until such claims have been quantified or resolved.

                      (b) Within five (5) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from Escrow to the Shareholder Indemnitors their pro rata portion of the Escrow Fund, less with respect to each such Shareholder Indemnitor the portion of the Escrow Fund with a value (as determined pursuant to Section 9.4) equal to (A) such Shareholder Indemnitor's pro rata portion of any assets in the Escrow Fund delivered to Buyer in accordance with Section 9.4 in satisfaction of indemnification claims by a Buyer Indemnified Person and (B) such Shareholder Indemnitor's pro rata portion of any potential liability in accordance with Section 9.3(a) with respect to any pending but unquantified or unresolved indemnification claims of a Buyer Indemnified Person. Any Escrow Shares in the Escrow held as a result of clause (B) shall be released to the Shareholder Indemnitors or released to Buyer (as appropriate) promptly upon quantification or resolution of each specific indemnification claim involved. Escrow Shares in the Escrow shall be released to the respective Shareholder Indemnitors, in proportion to their respective percentage interest in the Escrow Fund as specified in the Escrow Agreement. Certificates representing Escrow Shares and Additional Escrow Shares in the Escrow so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. Buyer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. No fractional shares shall be released and delivered from Escrow to the Shareholder Indemnitors. In lieu of any fraction of an Escrow Share to which a Shareholder Indemnitor would otherwise be entitled, such holder will receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Buyer Common Stock Price.

                      (c) No part of the Escrow Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Shareholder Indemnitor or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Shareholder Indemnitor prior to the delivery to such Shareholder Indemnitor of his pro rata portion of the Escrow Fund by the Escrow Agent as provided herein.

                      (d) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Buyer will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

               9.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Buyer (an "Officer's Certificate") stating that with respect to the indemnification obligations of the Shareholder Indemnitors in Section 9.2, Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, default of a covenant or other agreement or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 9, deliver to Buyer out of the Escrow Fund, as promptly as practicable after the claim is determined to be undisputed or any dispute concerning the claim is resolved as set forth in this Section 9, Buyer Common Stock, cash or other assets held in the Escrow Fund having a value equal to such Damages, provided, however, that if the claim is based on a third-party claim that has not been fully adjudicated or settled or is not otherwise reasonably quantifiable by objective means (an "Unquantifiable Claim"), then the Officer's Certificate shall so state and briefly describe the circumstances that affect the quantifiability of the claimed amount. For the purpose of compensating Buyer for its Damages pursuant to this Agreement, the Escrow Shares shall be valued at the Average Buyer Common Stock Price.

               9.5 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section
9.7 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 9.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 9.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate.

               9.6    Resolution of Conflicts and Arbitration.

                      (a) In case the Shareholders' Agent (as defined in Section
9.7 below) shall so object in writing to any claim or claims by Buyer made in any Officer's Certificate, including a claim by Buyer in connection with any settlements pursuant to Section 9.9(b) hereof without having received the Shareholder Agent's consent, Buyer shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Buyer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. With respect to an Unquantifiable Claim, such memorandum may provide that the amount of liability with respect to the Unquantifiable Claim shall be determined by mutual agreement of the parties after the third party claim has been reduced to judgment or settled or until the claim has otherwise become reasonably quantifiable by objective reasons. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Buyer Common Stock or other property from the Escrow Fund in accordance with the terms thereof. Buyer shall have no obligation to respond to objections to Unquantifiable Claims deemed made pursuant to Section 9.5.

                      (b) If no such agreement can be reached after good faith negotiation, either Buyer or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Buyer and the Shareholders' Agent shall agree on the arbitrator, provided that if Buyer and the Shareholders' Agent cannot agree on such arbitrator, either Buyer or Shareholders' Agent can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification, that discovery was refused or objected to without substantial justification, or that a party has engaged in any other practice that would justify the imposition of sanctions if the dispute were being litigated in Superior Court in the county in which the arbitration is being held. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 9.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Notwithstanding any other provision of this Section 9.6, if the claim is an Unquantifiable Claim at the time when the arbitration proceeding is scheduled to commence, then either party shall have the right to delay the arbitration proceeding as to the amount of the liability has been reduced to judgment or settled or until the claim has otherwise become reasonably quantifiable by objective means. Any dispute as to the quantifiability of the claim shall be settled by binding arbitration in accordance with the procedures set forth herein.

                      (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 9.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party unless the arbitrators award Buyer more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholder Indemnitors for whom the Escrow Shares have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

               9.7    Shareholders' Agent.

                      (a) Thomas R. Klenke shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Shareholder Indemnitors to give and receive notices and communications, to authorize delivery to Buyer of the Escrow Shares from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten
(10) days' prior written notice to Buyer. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services, provided, however that the Shareholder Agent shall be entitled to reimbursement of all reasonable out-of-pocket expenses incurred in serving in this capacity from the Escrow Fund. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholder Indemnitors.

                      (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholder Indemnitors shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                      (c) The Shareholders' Agent shall have reasonable access to information about the Surviving Corporation, and Buyer will not preclude the Shareholders' Agent from relevant discussions with former officers and other employees of Company, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

               9.8 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Shareholder Indemnitors for whom Escrow Shares are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Shareholder Indemnitor, and the Escrow Agent and Buyer may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder Indemnitor. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

               9.9 Third-Party Claims; Settlements. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a claim against the Escrow Fund, Buyer shall promptly notify the Shareholders' Agent of such claim, and the Shareholder's Agent and the Shareholder Indemnitors shall be entitled, at their expense, to participate in any defense of the claim; provided, however, that no delay on the part of Buyer in notifying the Shareholders' Agent shall relieve the Shareholder Indemnitors of any liability or obligation hereunder except to the extent of any damage, loss, cost or expense or liability arising out of such failure. Buyer shall have the right to settle any such claim. In the event that the Shareholders' Agent has consented to the specific terms of any such settlement, such consent not to be unreasonably withheld, including, but not limited to, the dollar amount of such settlement, neither the Shareholder Indemnification nor the Shareholders' Agent shall have any power or authority to object under Section 9.5 or any other provision of this Agreement to the amount of any claim by Buyer against the Escrow Fund for indemnity that is consistent with such settlement. Any disputes arising out of an objection by the Shareholders' Agent for such settlement by Buyer shall be resolved pursuant to the arbitration procedures set forth in
Section 9.6(b).

        10.    General Provisions.

               10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                      (a)    if to Buyer or Merger Sub, to:

                             E.piphany, Inc.
                             1900 S. Norfolk Street
                             Suite 310
                             San Mateo, CA  94403
                             Attn:  Kevin Yeaman
                             Telephone:  (650) 356-3800
                             Facsimile:  (650) 356-3801

                             with a copy to:

                             Gray Cary Ware & Freidenrich LLP

                             400 Hamilton Avenue
                             Palo Alto, CA  94301-1825
                             Attn:  Bruce E. Schaeffer, Esq.
                             Telephone:  (650) 833-2000
                             Facsimile:  (650) 327-3699

                      (b)    if to Company, to:

                             625 Miramontes Street
                             Suite 206
                             Half Moon Bay, CA  94019
                             Attn:  Thomas R. Klenke
                             Telephone:  (650) 712-2524
                             Facsimile:  (650) 712-2539

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, CA  94304-1050
                             Attn:  Neil Wolff, Esq.
                             Telephone: (650) 493-9300
                             Facsimile: (650) 493-6811

                      (c)    if to Shareholders' Agent, to:

                             Thomas R. Klenke
                             625 Miramontes Street
                             Suite 206
                             Half Moon Bay, CA  94019
                             Telephone:  (650) 712-2524
                             Facsimile:  (650) 712-2539

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, CA  94304-1050
                             Attn:  Neil Wolff, Esq.
                             Telephone: (650) 493-9300
                             Facsimile: (650) 493-6811

               10.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               10.3 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Buyer Disclosure Schedule) (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the LOU and except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

               10.4 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

               10.5 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

               10.6   Arbitration.

                      (a) Subject to paragraph (b) below and the limitations set forth in the provisions of Section 10 hereof, the parties shall endeavor to resolve all disputes by agreement and to that end shall each provide the other with sufficient descriptions and information regarding its position to permit informed assessments and decisions. Any disagreement, claim, demand, controversy, or dispute which arises after the Closing in any way relating to this Agreement and the performance or alleged breach by the parties, whether involving questions of law or fact or both and regardless of the nature thereof or the remedy therefor, which is not settled by agreement of the parties shall be resolved consistent with the arbitration provisions in Section 9.6 of the Agreement.

                      (b) Any party hereto may request a court of competent jurisdiction to grant provisional injunctive relief to such party until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.

               10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.



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               10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



BUYER:                                      COMPANY:

E.PIPHANY, INC.                             eCLASS DIRECT, INC.

By: /s/ ROGER S. SIBONI                     By: /s/ THOMAS KLENKE
   -------------------------------             ---------------------------------

Title:  Chief Executive Officer             Title:  President
      ----------------------------                ------------------------------

MERGER SUB:

TROUT ACQUISITION CORPORATION

By: /s/ KEVIN J. YEAMAN
   -------------------------------

Title:  Chief Financial Officer
      ----------------------------



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